Exhibit 5.1

September 5, 2012

Resolute Energy Corporation

1675 Broadway, Suite 1950

Denver, Colorado 80202

Re:	Registration Statement on Form S-3

Relating to an Aggregate $500,000,000

Offering Price and/or Principal Amount of Securities

Ladies and Gentlemen:

We have acted as counsel to Resolute Energy Corporation, a Delaware corporation (“Resolute”), Hicks Acquisition Company I, Inc., a Delaware corporation, Resolute Aneth, LLC, a Delaware limited liability company, Resolute Natural Resources Company, LLC, a Delaware limited liability company, Resolute Wyoming, Inc., a Delaware corporation, BWNR, LLC, a Delaware limited liability company, WYNR, LLC, a Delaware limited liability company, and Resolute Northern Rockies, LLC, a Delaware limited liability company, Resolute Natural Resources, LLC, a Texas limited liability company, (collectively, the “Guarantors”), in connection with the registration by Resolute and the Guarantors pursuant to a Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), of an aggregate $500,000,000 offering price and/or principal amount, as applicable, of (i) senior and/or subordinate debt securities of Resolute (together, the “Debt Securities”) (ii) shares of Resolute common stock, par value $0.0001 per share (the “Common Stock”), (iii) shares of Resolute preferred stock, par value $0.0001 per share (the “Preferred Stock”), (iv) warrants to purchase any of the Debt Securities, Common Stock or Preferred Stock (the “Warrants”), (v) guarantees of Debt Securities by the Guarantors (the “Guarantees”), (vi) rights to purchase Common Stock, Preferred Stock, and/or Debt Securities (the “Rights”), (vii) units consisting of two or more securities (the “Units”), and (vii) depositary shares (the “Depositary Shares”). The Debt Securities, Common Stock, Preferred Stock, Warrants, Guarantees, Rights, Units and Depositary Shares are referred to collectively herein as the “Securities.”

The Debt Securities will be issued from time to time either in whole or in part under one or more indentures (each, an “Indenture”), each of which will be between Resolute and a trustee to be named in a supplement (“Supplement”) to the prospectus (the “Prospectus”) included in the Registration Statement, and, if applicable, one or more Guarantors as guarantors with respect to such Debt Securities. Any Securities will be issued pursuant to a Supplement to the Indenture pursuant to which the corresponding Securities are issued. The Warrants will be issued under one or more warrant agreements between Resolute and a banking institution organized under the

Resolute Energy Corporation

September 5, 2012

laws of the United States or one of the states thereof (each, a “Warrant Agreement”). The Rights will be issued under one or more rights agreements between Resolute and a bank or trust company as rights agent (each, a “Rights Agreement”). The Depositary Shares will be issued under one or more deposit agreements between Resolute and a bank or trust company as depositary (each, a “Depositary Agreement”).

We have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments, have made such inquiries as to questions of fact of officers and representatives of Resolute and the Guarantors, and have made such examinations of law as we have deemed necessary or appropriate for purposes of giving the opinion expressed below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity with the originals of all documents submitted to us as copies.

We have assumed for purposes of this opinion (i) the corporate power, authority and legal right of the trustees under the Indentures, the banking institutions under the Warrant Agreements, the rights agents under the Rights Agreements, and the banks or trust companies under the Depositary Agreements to execute, deliver and perform their obligations under the Indenture, Warrant Agreement, Rights Agreement, or Depositary Agreement, as applicable, that the performance of such obligations by any such trustee, banking institution, rights agent, bank, or trust company will not violate its charter or by-laws, or applicable organizational documents, and that the trustee, banking institution, rights agent, bank, or trust company has the legal ability to exercise their purported powers in the State of Colorado, (ii) that the Indentures, Warrant Agreements, Rights Agreements, and Depositary Agreements will have been duly authorized, executed and delivered by the trustee, banking institution, rights agent, bank, or trust company at the time of issuance of the Debt Securities, Warrants, Rights, or Depositary Shares, as applicable, (iii) that the aggregate number of shares of Resolute which would be outstanding after the issuance or reservation for issuance of the Securities, and any other contemporaneously issued or reserved Common Stock or Preferred Stock, together with the number of Common Stock and Preferred Stock previously issued and outstanding and the number of shares of Common Stock and Preferred Stock previously reserved for issuance upon the conversion or exchange of other securities issued by Resolute does not exceed the number of then authorized shares of Resolute.

The opinions herein are limited to matters governed by the federal laws of the United States of America and the laws of the State of Colorado, the Delaware General Corporation Law and the Delaware Limited Liability Company Act, including the provisions of the Delaware Constitution and the reported judicial decisions interpreting such law. Except as expressly stated above, we express no opinion with respect to any other law of the state of Delaware or any other jurisdiction.

Resolute Energy Corporation

September 5, 2012

Based upon and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1.	(i) The issuance and sale by Resolute of an aggregate $500,000,000 offering price and/or principal amount of Securities, as provided in the Registration Statement, have been duly and validly authorized by all necessary corporate action of Resolute and (ii) if the Debt Securities are guaranteed by the Guarantors, the issuance and sale by the Guarantors of an aggregate $500,000,000 principal amount of Guarantees, as provided in the Registration Statement, have been duly and validly authorized by all necessary corporate action of the Guarantors.

2.	When:

a.	the Registration Statement and any amendments thereto have become effective under the Act;

b.	the applicable Indenture and the applicable trustee have been qualified under the Trust Indenture Act of 1939 and such Indenture has been duly executed and delivered by the parties thereto;

c.	the definitive terms of any Debt Securities and of their issue and sale have been duly established in conformity with the resolutions of the board of directors of Resolute and the applicable Indentures so as not to violate any applicable law or agreement or instrument then binding on Resolute;

d.	the Debt Securities have been duly executed, authenticated and delivered in accordance with the Indentures;

e.	the Debt Securities have been issued and sold as contemplated in the Registration Statement, the Prospectus and in the applicable Supplement to the Prospectus;

f.	the issuance of the Common Stock has been duly authorized by appropriate corporate action and certificates evidencing such shares of Common Stock have been duly executed and delivered against payment of the authorized consideration therefor;

g.	the issuance of any series of Preferred Stock has been duly authorized by appropriate corporate action, the amendment to Resolute’s certificate of incorporation has been filed in the State of Delaware and certificates evidencing such shares of Preferred Stock have been duly executed and delivered against payment of the authorized consideration therefor;

Resolute Energy Corporation

September 5, 2012

h.	the issuance of Warrants and approval of the final terms thereof have been duly authorized by appropriate corporate action, and the related Warrant Agreement under which Warrants are to be delivered has been duly authorized, executed and delivered;

i.	the issuance of Guarantees and approval of the final terms thereof have been duly authorized by appropriate corporate or entity action, and the Guarantees have been duly executed and delivered by the Guarantors party thereto;

j.	the issuance of Rights and approval of the final terms thereof have been duly authorized by appropriate corporate action, and the related Rights Agreement under which Rights are to be delivered has been duly authorized, executed and delivered;

k.	the issuance of Units and approval of the final terms thereof have been duly authorized by appropriate corporate action, and the related agreements under which the securities comprising the Units are to be delivered, as applicable, have been duly authorized, executed and delivered; and

l.	the issuance of Depositary Shares and approval of the final terms thereof have been duly authorized by appropriate corporate action, and the related Depositary Agreement under which Depositary Shares are to be delivered has been duly authorized, executed and delivered;

then, subject to the final terms being in compliance with then applicable law, (i) the Debt Securities will constitute valid and legally binding obligations of Resolute, entitled to the benefits of and subject to the terms of the applicable Indentures, (ii) the Common Stock and Preferred Stock will be legally issued, fully paid and non-assessable shares of Common Stock and Preferred Stock, respectively, of Resolute, provided that the consideration therefor is not less than the par value thereof, (iii) the Warrants will constitute valid and legally binding obligations of Resolute, entitled to the benefits of and subject to the terms of the applicable Warrant Agreements, and the Warrants will be validly issued (iv) the Guarantees will constitute valid and legally binding obligations of the Guarantors party thereto, entitled to the benefits of and subject to their terms, (v) the Rights will constitute valid and legally binding obligations of Resolute, entitled to the benefits of and subject to the terms of the applicable Rights Agreements, (vi) the Units will constitute valid and legally binding obligations of Resolute, entitled to the benefits of and subject to the terms of the applicable agreements under which the securities comprising the Units are to be delivered, and (vii) the Depositary Agreement will constitute a valid and legally binding obligation of Resolute, and will entitle the holders of Depositary Shares issued thereunder to the benefits, and subject to the terms, of the applicable Depositary Agreement.

Resolute Energy Corporation

September 5, 2012

Insofar as this opinion relates to the validity, binding effect or enforceability of any agreement or obligation of Resolute, it is subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws affecting creditors’ rights generally and limited by general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law).

We are expressing no opinion as to any obligations that parties other than Resolute may have under or in respect of the Securities covered by the Registration Statement or as to the effect that their performance of such obligations may have upon any of the matters referred to above.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to this firm under the heading “Legal Matters” in the Prospectus as the counsel who will pass upon the validity of the Securities. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Davis, Graham & Stubbs LLP

DAVIS GRAHAM & STUBBS LLP